  Exhibit 99.1

Cellular Biomedicine Group to Report First Quarter 2019 Results and Host Conference Call on May 1, 2019

NEW YORK, NY and SHANGHAI, China, April 25, 2019 (PRNEWSWIRE) – Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announced that it will release its financial results for the first quarter ended March 31, 2019 before the market opens on Wednesday, May 1, 2019.

The Company will host a conference call and webcast with the investment community on Wednesday, May 1st at 8:30 a.m. Eastern Time / 8:30 p.m. China Standard Time featuring remarks by Tony Liu, Executive Director, CEO and CFO of CBMG.

What:	Cellular Biomedicine First Quarter 2019 Results Conference Call
Date:	Wednesday, May 1, 2019
Time:	8:30 a.m. Eastern Time / 8:30 p.m. China Standard Time
Live Call:	Toll-Free: 1-877-423-9813 International: 1-201-689-8573
Webcast:	http://public.viavid.com/index.php?id=134237
Replay:	Toll-Free: 1-844-512-2921 International: 1-412-317-6671 Conference ID: 13690103 (Available approximately two hours after the completion of the live call until 11:59 p.m. ET on May 15, 2019)

About Cellular Biomedicine Group Inc.
Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of 12 independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Our Shanghai facility includes a ”Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific, whose partnerships focus on improving manufacturing processes for cell therapies. The CBMG pipeline includes preclinical compounds targeting CD20-, CD22- and B-cell maturation antigen (BCMA)-specific CAR-T compounds, and T-cell receptor (TCR) and tumor infiltrating lymphocyte (TIL) technologies. A Phase IIb trial in China for Rejoin® autologous Human Adipose-derived Mesenchymal Progenitor Cell (haMPC) for the treatment of Knee Osteoarthritis (KOA) as well as a Phase I trial in China for AlloJoin™ (CBMG’s “Off-the-Shelf” haMPC) for the treatment of KOA are ongoing. CBMG is included in the broad-market Russell 3000® Index and the small-cap Russell 2000® Index, and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

For more information, please contact:

Company Contact:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
Phone: 917-717-0994
Email: derrick.li@cellbiomedgroup.com

Investor Contact:
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: 212-896-1254 / 212-896-1267
Email: cellbiomed@kcsa.com